Exhibit 99.4

CapitalSource

CAPITALSOURCE INC.
5404 WISCONSIN AVENUE, 2ND FLOOR
CHEVY CHASE, MD 20815

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on < >, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on < >, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	CAPITALSOURCE MERGER PROPOSAL. To adopt the Agreement and Plan of Merger, dated as of July 22, 2013, by and between PacWest Bancorp, and CapitalSource, as such agreement may be amended from time to time.	☐	☐	☐
2	CAPITALSOURCE ADVISORY (NON-BINDING) PROPOSAL ON SPECIFIED COMPENSATION. To approve, on an advisory (non-binding) basis specified compensation that may become payable to the named executive officers of CapitalSource in connection with the merger.	☐	☐	☐
3	CAPITALSOURCE ADJOURNMENT PROPOSAL. To approve one or more adjournments of the CapitalSource special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the CapitalSource merger proposal.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000188256_1 R1.0.0.51160

0000188256_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is/are available at www.proxyvote.com . CAPITALSOURCE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Special Meeting of Stockholders on < >, 2014 The undersigned hereby appoints William G. Byrnes and James J. Pieczynski, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on < >, 2014 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting. Please cast your votes on the reverse side as described on the reverse side. The Board of Directors recommends a vote FOR Proposal 1, 2 and 3. To vote in accordance with the Board of Directors' recommendation, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors' recommendation. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side